HERSHA HOSPITALITY TRUST

510 Walnut Street | 9th Floor

Philadelphia | PA | 19106

p. 215.238.1046 | f. 215.238.0157

hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES

SECOND QUARTER 2017 RESULTS

- Q2 2017 Net Income of $74.0 Million, or $1.75 per Share -

- Q2 2017 Comparable Portfolio RevPAR Growth of 1.0% -

- Completes 24 Month Capital Recycling Campaign -

- Adjusts 2017 EBITDA & ADJUSTED FFO Guidance -

Philadelphia, PA, July 25, 2017 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha” or the “Company”), owner of high quality hotels in urban gateway markets and coastal destinations, today announced results for the second quarter ended June 30, 2017.

Second Quarter 2017 Financial Results

Net income applicable to common shareholders was $74.0 million, or $1.75 per diluted common share, in the second quarter 2017, compared to net income applicable to common shareholders of $102.2 million, or $2.33 per diluted common share, in the second quarter 2016.  The decrease in second quarter 2017 net income and net income per diluted common share was primarily due to a decrease in gains on the disposition of hotels during the period.

Adjusted Funds from Operations (“AFFO”) in the second quarter 2017 was $34.7 million.  AFFO per diluted common share and OP Unit in the second quarter 2017 was $0.77, a 13.5% decrease from AFFO per diluted common share and OP Unit of $0.89 in the second quarter 2016 as a result of lower operating income and certain non-performance related items including an increase in state and municipal taxes along with a non-cash tax accrual at the Company’s Taxable REIT Subsidiary (“TRS”).  The Company’s weighted average diluted common shares and OP Units outstanding were approximately 44.9 million for the three months ended June 30, 2017, compared to approximately 46.0 million for the three months ended June 30, 2016.  An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to GAAP net income, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Despite headwinds in several of our markets, our portfolio once again outperformed in our selected submarkets and within our competitive sets during the second quarter.  RevPAR growth, however, did not keep pace with escalating wage growth and rising operating expenses in many of our markets causing the portfolio to face increasing margin pressure.  Looking ahead, we will continue to focus on a defined mix of cost controls, aggressive asset management strategies and revenue management initiatives.”

Mr. Shah continued, “During the second quarter, we continued to execute our strategic repositioning and completed our 24 month capital recycling campaign.  During this two year period, we sold approximately $850 million of mature stabilized hotels and successfully deferred $278 million of taxable gains with $816 million of accretive acquisitions in strategic urban gateway and coastal destinations. In addition to refining our portfolio’s market mix to urban gateway and coastal destinations, our improved portfolio quality focuses our capabilities on hotels with higher RevPAR and EBITDA growth trajectories in our core markets.  We also strategically shifted our EBITDA contribution into higher growth markets such as the West Coast, Boston and Washington, DC, moving away from markets that will face more headwinds over the next few years.  The West Coast (22%), Boston (13%) and Washington, DC (17%) clusters contributed approximately 52% of total consolidated EBITDA in the second quarter 2017 compared to approximately 47% for the second quarter 2016 while New York City’s consolidated EBITDA contribution declined to 21% from 27% over the same period.”

Second Quarter 2017 Operating Results

Revenue per available room (“RevPAR”) at the Company's 41 comparable hotels increased 1.0% to $197.03 in the second quarter 2017.  The Company’s average daily rate (“ADR”) for the comparable hotel portfolio increased 1.5% to $228.13, while occupancy decreased 49 basis points to 86.4%.  Excluding the challenging South Florida market, our RevPAR grew 1.9% to $204.93, aided by a 1.7% increase in ADR.  Hotel EBITDA margins for the comparable hotel portfolio decreased 70 basis points to 38.3%.

Excluding Hyatt Union Square and Sanctuary Beach Resort, which reported disproportionate margin deterioration due to renovations in connection with the re-concepting of the restaurant and bar at both hotels, the Company’s comparable Hotel EBITDA margins increased 10 basis points.  The best performing market during the second quarter was the Company’s Boston portfolio, which reported 6.5% RevPAR growth to $253.06.  Hersha’s Boston, West Coast and Philadelphia portfolios reported 6.5%, 3.4% and 3.0% RevPAR growth, respectively, in the second quarter 2017.

West Coast

The West Coast portfolio, which includes California and Seattle, consisted of eight hotels as of June 30, 2017.  In the second quarter 2017, the Company’s comparable West Coast hotel portfolio reported RevPAR growth of 3.4% to $196.09, driven by a 5.5% ADR increase to $232.91.  The West Coast portfolio’s outperformance was driven by The Ambrose Hotel and Hotel Milo assets, recording 14.4% and 10.9% RevPAR growth, respectively.  The Company’s West Coast portfolio reported Gross Operating Profitability (“GOP”) and Hotel EBITDA margins of 51.1% and 40.9%, respectively, in the second quarter 2017.  Hotel EBITDA margins excluding the Sanctuary Beach Resort increased 200 basis points to 41.2% as a result of strong flow-through of 111.8%.

New York City and Manhattan

The New York City portfolio, which includes the five boroughs, consisted of 10 hotels as of June 30, 2017.  In the second quarter 2017, the Company’s comparable New York City hotel portfolio reported RevPAR growth of 2.2% to $224.83, driven by an occupancy increase of 184 basis points to 94.6%.  The Manhattan portfolio consisted of seven hotels as of June 30, 2017.  The Company’s comparable Manhattan portfolio reported RevPAR growth of 1.5% to $247.49

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driven by an occupancy increase of 216 basis points to 94.7%.  In the second quarter 2017, the Company outperformed the greater Manhattan RevPAR by 190 basis points, and has outperformed the Manhattan market in 12 of the previous 14 quarters as a result of a young, well-located and purpose-built hotel cluster in-tune with travelers’ tastes and preferences.  Hersha’s Manhattan portfolio reported GOP and Hotel EBITDA margins of 51.2% and 37.9%, respectively, in the second quarter 2017.  Hotel EBITDA margins excluding the Hyatt Union Square decreased 220 basis points to 42.5% and were primarily impacted by increased labor costs.

Financing

As of June 30, 2017, the Company maintained significant financial flexibility with approximately $59.6 million of cash and cash equivalents and full capacity on the Company’s senior unsecured credit facility.  As of June 30, 2017, 41.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps.  The Company’s total consolidated debt had a weighted average interest rate of approximately 3.63% and a weighted average life-to-maturity of approximately 3.8 years.

Acquisitions

On June 29, 2017, the Company acquired the AAA Four-Diamond 294-room Westin Hotel in Philadelphia, PA for $135 million.  The Westin is particularly well located in the heart of Philadelphia’s 45 million square foot office district in close proximity to Center City’s unique demand generators including the new Comcast Innovation and Technology Center, Rittenhouse Square, City Hall, the Pennsylvania Convention Center, and University City.  The Westin is also part of the iconic Liberty Place mixed use complex that includes 2.4 million square feet of office, retail, food hall and residential space in addition to an underground parking garage.  The hotel was originally opened as a Ritz-Carlton in 1990 and has maintained the brand’s hallmarks including marble finishes, extensive handcrafted millwork, and oversized guestrooms and bathrooms.  In addition, the Westin has 16,600 square feet of meeting space including a 7,500 square foot ballroom.

Dispositions

On June 8, 2017, Hersha completed the sale of three Hyatt House hotels which were sold unencumbered of debt and generated taxable gains of approximately $67 million. The portfolio sale included the 142-room Hyatt House in Pleasant Hill, CA, the 128-room Hyatt House in Pleasanton, CA, and the 164-room Hyatt House in Scottsdale, AZ for $130.5 million.

Dividends

Hersha paid a cash dividend of $0.4297 per Series C Preferred Share, $0.40625 per Series D Preferred Share, and $0.40625 per Series E Preferred Share for the second quarter ending June 30, 2017.  The preferred share dividends were paid July 17, 2017 to holders of record as of July 1, 2017.

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The Board of Trustees also declared cash dividends totaling $0.28 per common share and per limited partnership unit for the second quarter ending June 30, 2017.  These common share dividends and limited partnership unit distributions were paid July 17, 2017 to holders of record as of June 30, 2017.

2017 Outlook

The Company is updating its operating and financial expectations for full-year 2017 to account for second quarter transactions and operating results through June 30, 2017.  The Company’s expectations do not build in any additional acquisitions, dispositions or capital market activities for 2017.  Based on management’s current outlook and assumptions, the Company’s 2017 operating expectations are as follows:

	2017 Current Outlook		2017 Previous Outlook
($’s in millions except per share amounts)	Low	High	Low	High
Net income	$90.00	$96.00	$79.00	$89.00
Net income per share	$2.12	$2.25	$1.86	$2.10

Comparable Property RevPAR Growth	0.00%	2.00%	0.00%	2.00%
Comparable Property EBITDA Margins	-1.00%	0.00%	-1.00%	0.00%

Adjusted EBITDA	$171.00	$177.00	$162.00	$172.00

Adjusted FFO	$101.00	$107.00	$94.00	$104.00
Adjusted FFO per share	$2.25	$2.38	$2.08	$2.31

Second Quarter 2017 Conference Call

The Company will host a conference call to discuss these results at 9:00 a.m. Eastern Time on Wednesday, July 26, 2017.  Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com.  The conference call can be accessed by dialing 1-888-364-3108 or 1-719-325-2161 for international participants.  A replay of the call will be available from 12:00 p.m. Eastern Time on Wednesday, July 26, 2017, through 11:59 pm Eastern Time on Wednesday, August 9, 2017. The replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 for international participants. The passcode for the call and the replay is 8737571.  A replay of the webcast will be available on the Company’s website for a limited time.

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About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality hotels in urban gateway and coastal destinations. The Company's 51 hotels totaling 7,804 rooms are located in New York, Washington, DC, Boston, Philadelphia, Miami and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT”.

Non-GAAP Financial Measures

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2017 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, AFFO, AFFO per weighted average common share and OP Unit outstanding, consolidated and comparable RevPAR growth and consolidated and comparable Hotel EBITDA margin growth, economic and other assumptions underlying the Company’s 2017 outlook and assumptions regarding economic growth, labor markets, real estate values and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, leverage rate-driven revenue growth, return capital to its shareholders, whether in the form of increased dividends or otherwise, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to increase margins, including hotel EBITDA margins. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements.  For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the

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Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time.  All information provided in this press release, unless otherwise stated, is as of July 25, 2017, and the Company undertakes no duty to update this information unless required by law.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	June 30, 2017	December 31, 2016
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$2,051,750	$1,767,570
Investment in Unconsolidated Joint Ventures	3,567	11,441
Cash and Cash Equivalents	59,600	185,644
Escrow Deposits	7,218	8,993
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $43 and $91	12,374	8,769
Due from Related Parties	6,330	18,332
Intangible Assets, Net of Accumulated Amortization of $5,488 and $4,532	17,105	16,944
Other Assets	38,224	39,370
Hotel Assets Held for Sale	-	98,473
Total Assets	$2,196,168	$2,155,536

Liabilities and Equity:
Line of Credit	$-	$-
Unsecured Term Loan, Net of Unamortized Deferred Financing Costs	707,740	663,500
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	50,604	50,578
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	311,850	337,821
Accounts Payable, Accrued Expenses and Other Liabilities	71,108	65,106
Dividends and Distributions Payable	17,590	26,050
Liabilities Related to Hotel Assets Held for Sale	-	51,428
Deferred Gain on Disposition of Hotel Assets	81,269	81,314
Total Liabilities	$1,240,161	$1,275,797

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,700,000 Series D and 4,000,000 Series E Shares Issued and Outstanding at June 30, 2017 and December 31, 2016, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at June 30, 2017 and and 90,000,000 Shares Authorized at December 31, 2016; 41,827,466 and 41,770,514 Shares Issued and Outstanding at June 30, 2017 and December 31, 2016, respectively	418	418
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at June 30, 2017 and December 31, 2016	-	-
Accumulated Other Comprehensive Income	209	1,373
Additional Paid-in Capital	1,198,941	1,198,311
Distributions in Excess of Net Income	(295,523)	(364,831)
Total Shareholders' Equity	904,192	835,418

Noncontrolling Interests - Common Units and LTIP Units	51,815	44,321
Total Equity	956,007	879,739

Total Liabilities and Equity	$2,196,168	$2,155,536

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues:
Hotel Operating Revenues:
Room	$114,461	$113,166	$205,230	$207,645
Food & Beverage	15,010	8,914	25,746	16,124
Other Operating Revenues	7,545	5,549	13,992	10,707
Total Hotel Operating Revenues	137,016	127,629	244,968	234,476
Other Revenue	988	94	1,034	100
Total Revenues	138,004	127,723	246,002	234,576

Operating Expenses:
Hotel Operating Expenses:
Room	23,749	22,405	45,053	45,157
Food & Beverage	11,856	6,801	21,413	13,103
Other Operating Revenues	40,917	36,694	77,323	73,358
Total Hotel Operating Expenses	76,522	65,900	143,789	131,618
Hotel Ground Rent	894	892	1,701	1,785
Real Estate and Personal Property Taxes and Property Insurance	8,068	7,949	15,694	17,105
General and Administrative	4,071	4,582	7,267	7,576
Share Based Compensation	2,527	1,873	3,956	4,279
Acquisition and Terminated Transaction Costs	1,124	55	1,824	1,563
Depreciation and Amortization	20,114	18,495	39,576	38,555
Total Operating Expenses	113,320	99,746	213,807	202,481

Operating Income	24,684	27,977	32,195	32,095

Interest Income	72	78	197	124
Interest Expense	(10,590)	(11,281)	(20,439)	(23,502)
Other Expense	(279)	(633)	(678)	(739)
Gain on Disposition of Hotel Properties	70,852	95,276	89,583	95,276
Loss on Debt Extinguishment	-	(1,049)	(274)	(1,091)
Income before Results from Unconsolidated Joint Venture Investments and Income Taxes	84,739	110,368	100,584	102,163

Unconsolidated Joint Ventures
Income (Loss) from Unconsolidated Joint Ventures	711	1,521	(3,175)	1,307
Gain from Remeasurement of Investment in Unconsolidated Joint Venture	-	-	16,239	-
Income from Unconsolidated Joint Venture Investments	711	1,521	13,064	1,307

Income before Income Taxes	85,450	111,889	113,648	103,470

Income Tax (Expense) Benefit	(662)	3,070	(2,905)	3,070

Net Income	84,788	114,959	110,743	106,540

Income Allocated to Noncontrolling Interests	(4,758)	(4,748)	(5,939)	(4,061)
Preferred Distributions	(6,042)	(4,000)	(12,084)	(7,589)
Extinguishment of Issuance Costs Upon Redemption of Series B Preferred Shares	-	(4,021)	-	(4,021)

Net Income Applicable to Common Shareholders	$73,988	$102,190	$92,720	$90,869

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Earnings per Share:
BASIC
Net Income Applicable to Common Shareholders	$1.77	$2.35	$2.22	$2.06

DILUTED
Net Income Applicable to Common Shareholders	$1.75	$2.33	$2.19	$2.04

Weighted Average Common Shares Outstanding:
Basic	41,737,044	43,427,726	41,727,056	43,903,526
Diluted	42,207,841	43,863,577	42,201,126	44,384,969

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back non-cash share based compensation expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back contingent considerations;
•	adding back amortization of deferred financing costs;
•	adding back adjustments for the amortization of discounts and premiums;
•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•	adding back unconsolidated joint venture management company transaction costs and state and local tax expense related to prior period assessment.

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FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO,  because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding the our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units.  Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

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The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Net income applicable to common shares	$73,988	$102,190	$92,720	$90,869
Income allocated to noncontrolling interest	4,758	4,748	5,939	4,061
Income from unconsolidated joint ventures	(711)	(1,521)	(13,064)	(1,307)
Gain on disposition of hotel properties	(70,852)	(95,276)	(89,583)	(95,276)
Depreciation and amortization	20,114	18,495	39,576	38,555
Funds from consolidated hotel operations applicable to common shares and Partnership units	27,297	28,636	35,588	36,902

Income from unconsolidated joint venture investments	711	1,521	13,064	1,307
Income from remeasurement of investment in unconsolidated joint ventures	-	-	(16,239)	-
Depreciation and amortization of difference between purchase price and historical cost	(302)	(91)	(604)	29
Interest in depreciation and amortization of unconsolidated joint ventures	2,305	3,433	6,439	4,039
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	2,714	4,863	2,660	5,375

Funds from Operations applicable to common shares and Partnership units	30,011	33,499	38,248	42,277

Non-cash extinguishment of issuance costs upon redemption of Series B Preferred Shares	-	4,021	-	4,021
Non-cash share based compensation expense	2,527	1,873	3,956	4,279
Acquisition and terminated transaction costs	1,124	55	1,824	1,563
Tax expense related to gain from remeasurement of investment in unconsolidated joint venture	-	-	1,853	-
Amortization of deferred financing costs	614	640	1,262	1,300
Interest in amortization of deferred financing costs of unconsolidated joint venture	368	239	735	239
Amortization of discounts and premiums	(176)	(388)	(350)	(775)
Deferred financing costs and debt premium written off in debt extinguishment	-	1,049	274	1,091
Straight-line amortization of ground lease expense	209	161	368	323

Adjusted Funds from Operations	$34,677	$41,149	$48,170	$54,318

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.77	$0.89	$1.07	$1.17

Diluted Weighted Average Common Shares and Partnership Units Outstanding	44,923,792	46,047,585	44,874,865	46,505,229

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Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Net income applicable to common shareholders	$73,988	$102,190	$92,720	$90,869
Income allocated to noncontrolling interest	4,758	4,748	5,939	4,061
Income from unconsolidated joint ventures	(711)	(1,521)	(13,064)	(1,307)
Gain on disposition of hotel properties	(70,852)	(95,276)	(89,583)	(95,276)
Non-operating interest income	(72)	(78)	(197)	(124)
Distributions to Preferred Shareholders	6,042	4,000	12,084	7,589
Interest expense	10,590	11,281	20,439	23,502
Extinguishment of issuance costs upon redemption of Series B Preferred Shares	-	4,021	-	4,021
Income tax expense (benefit)	662	(3,070)	2,905	(3,070)
Deferred financing costs and debt premium written off in debt extinguishment	-	1,049	274	1,091
Depreciation and amortization	20,114	18,495	39,576	38,555
Acquisition and terminated transaction costs	1,124	55	1,824	1,563
Non-cash share based compensation expense	2,527	1,873	3,956	4,279
Straight-line amortization of ground lease expense	209	161	368	323

Adjusted EBITDA from consolidated hotel operations	48,379	47,928	77,241	76,076

Income from unconsolidated joint venture investments	711	1,521	13,064	1,307
Gain on remeasurement of investment in unconsolidated joint venture	-	-	(16,239)	-
Depreciation and amortization of difference between purchase price and historical cost	(302)	(91)	(604)	29
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	3,904	6,112	9,551	7,838

Adjusted EBITDA from unconsolidated joint venture operations	4,313	7,542	5,772	9,174

Adjusted EBITDA	$52,692	$55,470	$83,013	$85,250

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 13

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer

Greg Costa, Manager of Investor Relations & Finance

Phone:  215-238-1046

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 14